Exhibit 3.2



                                    BY-LAWS
                                       OF
                            MARCAM SOLUTIONS, INC.


                            ARTICLE 1--Stockholders

     1.1 Place of Meetings. All meetings of stockholders shall be held at such place within or without the State of Delaware as may be designated from time to time by the Chairman of the Board (if any), the board of directors of the Corporation (the "Board of Directors") or the President or, if not so designated, at the registered office of the Corporation.

     1.2 Annual Meeting. The annual meeting of stockholders for the election of directors and for the transaction of such other business as may properly be brought before the meeting shall be held on a date to be fixed by the Chairman of the Board (if any), Board of Directors or the President (which date shall not be a legal holiday in the place where the meeting is to be held) at the time and place to be fixed by the Chairman of the Board, the Board of Directors or the President and stated in the notice of the meeting.

     1.3 Special Meetings. Special meetings of stockholders may be called at any time only by the President or the Chairman of the Board of Directors or by the Board of Directors, and shall be called at any time by the Secretary or any Assistant Secretary on written application of one or more stockholders who hold at least forty percent (40%) of the voting power of all of the then outstanding shares of the capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class. Business transacted at any special meeting of stockholders shall be limited to matters relating to the purpose or purposes stated in the notice of meeting.

     1.4 Notice of Meetings. Except as otherwise provided by law, written notice of each meeting of stockholders, whether annual or special, shall be given not less than 10 nor more than 60 days before the date of the meeting to each stockholder entitled to vote at such meeting. The notices of all meetings shall state the place, date and hour of the meeting. The notice of a special meeting shall state, in addition, the purpose or purposes for which the meeting is called. If mailed, notice is given when deposited in the United States mail, postage prepaid, directed to the stockholder at his or her address as it appears on the records of the Corporation.

     1.5 Voting List. The officer who has charge of the stock ledger of the Corporation shall prepare and make, at least 10 days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least 10 days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time of the meeting, and may be inspected by any stockholder who is present. This list shall presumptively determine the identity of the stockholders entitled to vote at the meeting and the number of shares held by each of them.

     1.6 Quorum. Except as otherwise provided by law, the Certificate of Incorporation or these By-Laws, the holders of a majority of the shares of the capital stock of the Corporation issued and outstanding and entitled to vote at the meeting, present in person or represented by proxy, shall constitute a quorum for the transaction of business. Shares held by brokers which such brokers are prohibited from voting (pursuant to their discretionary authority on behalf of beneficial owners of such shares who have not submitted a proxy with respect to such shares) on some or all of the matters before the stockholders, but which shares would otherwise be entitled to vote at the meeting ("Broker Non-Votes") shall be counted, for the purpose of determining the presence or absence of a quorum, both (a) toward the total voting power of the shares of capital stock of the Corporation and (b) as being represented by proxy. If a quorum has been established for the purpose of conducting the meeting, a quorum shall be deemed to be present for the purpose of all votes to be conducted at such meeting, provided that where a separate vote by a class or classes, or series thereof, is required, a majority of the voting power of the shares of such class or classes, or series, present in person or represented by proxy shall constitute a quorum entitled to take action with respect


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to that vote on that matter. If a quorum shall fail to attend any meeting, the chairman of the meeting or the holders of a majority of the voting power of the shares of stock entitled to vote who are present, in person or by proxy, may adjourn the meeting to another place, date, or time.

     1.7 Adjournments. Any meeting of stockholders may be adjourned to any other time and to any other place at which a meeting of stockholders may be held under these By-Laws by the stockholders present or represented at the meeting and entitled to vote, although less than a quorum, or, if no stockholder is present, by any officer entitled to preside at or to act as Secretary of such meeting. It shall not be necessary to notify any stockholder of any adjournment of less than 30 days if the time and place of the adjourned meeting are announced at the meeting at which adjournment is taken, unless after the adjournment a new record date is fixed for the adjourned meeting. At the adjourned meeting, the Corporation may transact any business which might have been transacted at the original meeting.

     1.8 Voting and Proxies. At any meeting of the stockholders, each stockholder shall have one vote for each share of stock entitled to vote at such meeting held of record by such stockholder and a proportionate vote for each fractional share so held, unless otherwise provided in the Certificate of Incorporation. Each stockholder of record entitled to vote at a meeting of stockholders, or to express consent or dissent to corporate action in writing without a meeting, may vote or express such consent or dissent in person or may authorize another person or persons to vote or act for such stockholder by written proxy executed by such stockholder or his or her authorized agent or by a transmission permitted by law and delivered to the Secretary of the Corporation. No such proxy shall be voted or acted upon after three years from the date of its execution, unless the proxy expressly provides for a longer period. Any copy, facsimile telecommunication or other reliable reproduction of the writing or transmission created pursuant to this Section 1.8 may be substituted or used in lieu of the original writing or transmission for any and all purposes for which the original writing or transmission could be used, provided that such copy, facsimile telecommunication or reproduction shall be a complete reproduction of the entire original writing or transmission.

     The Corporation may, and to the extent required by law or the Certificate of Incorporation, shall, in advance of any meeting of stockholders, appoint one or more inspectors to act at such meeting and make a written report thereof. The Corporation may designate one or more persons as alternate inspectors to replace any inspector who fails to act. If no inspector or alternate is able to act at a meeting of stockholders, the person presiding at such meeting may, and to the extent required by law or the Certificate of Incorporation, shall, appoint one or more inspectors to act at such meeting. Each inspector, before entering upon the discharge of his duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of his or her ability.

     1.9 Action at Meeting. When a quorum is present at any meeting of stockholders, the affirmative vote of the holders of a majority of the stock present in person or represented by proxy, entitled to vote and voting on a matter (or where a separate vote by class or classes is required, the affirmative vote of the majority of shares of such class or classes present in person or represented by proxy at the meeting) shall decide any matter (other than the election of Directors) brought before such meeting, unless the matter is one upon which by express provision of law, the Certificate of Incorporation or these By-Laws, a different vote is required, in which case such express provision shall govern and control the decision of such matter. The stock of holders who abstain from voting on any matter shall be deemed not to have been voted on such matter. Directors shall be elected by a plurality of the votes of the shares present in person or represented by proxy at the meeting, entitled to vote and voting on the election of Directors.

     1.10 Action without Meeting. Stockholders of the Corporation may not take any action by written consent in lieu of a meeting.


                             ARTICLE 2--Directors

     2.1 General Powers. The business and affairs of the Corporation shall be managed by its Board of Directors, who may exercise all of the powers of the Corporation and do such lawful acts and things as are not by statute or by the certificate of incorporation or these By-Laws directed or required to be exercised or done by the stockholders.

     2.2 Number of Directors. The number of directors which shall constitute the whole Board of Directors shall be determined by resolution of a majority of the Board of Directors, but in no event shall the number of directors be less than one. The number of directors may be increased or decreased at any time and from time to time by


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a majority of the directors then in office; provided, however, that the number of directors may be decreased only to eliminate vacancies existing by reason of the death, resignation, removal or expiration of the term of one or more directors. Except as otherwise provided in the Corporation's certificate of incorporation, the directors shall be elected at the annual meeting of stockholders. Directors need not be stockholders of the Corporation.

     2.3 Classes of Directors. The Board of Directors shall be divided into three classes: Class I, Class II and Class III. Each such class shall be as nearly equal in number of directors as possible, and no one class shall have more than one director more than any other class.

     2.4 Terms of Office. Each director shall serve for a term ending on the date of the third annual meeting of stockholders of the Corporation following the annual meeting of stockholders of the Corporation at which such director was elected; provided, however, that each initial director in Class I shall serve for a term ending on the date of the first annual meeting of stockholders; each initial director in Class II shall serve for a term ending on the date of the second annual meeting of stockholders; and each initial director in Class III shall serve for a term ending on the date of the third annual meeting of stockholders.

     2.5 Allocation of Directors Among Classes in the Event of Increases or Decreases in the Number of Directors. In the event of any increase or decrease in the authorized number of directors, (i) each director then serving as such shall nevertheless continue as director of the class of which he or she is a member until the expiration of such director's current term or his or her prior death, resignation or removal and (ii) the newly created or eliminated directorships resulting from such increase or decrease shall be apportioned by the Board of Directors among the three classes of directors so as to ensure that no one class has more than one director more than any other class. No decrease in the number of directors constituting the whole Board of Directors shall shorten the term of an incumbent director.

     2.6 Tenure. Notwithstanding any provisions to the contrary contained in the Corporation's certificate of incorporation, each director shall hold office until his or her successor is elected and qualified, or until his or her earlier death, resignation or removal.

     2.7 Vacancies. Any vacancy in the Board of Directors, however occurring (including a vacancy resulting from an enlargement of the Board of Directors), may be filled by vote of a majority of the directors then in office, even if less than a quorum, or by a sole remaining director. A director elected to fill a vacancy shall be elected for the unexpired term of his or her predecessor in office, if applicable, and a director chosen to fill a position resulting from an increase in the number of directors shall hold office until the next election of the class for which such director shall have been chosen.

     2.8 Resignation. Any director may resign by delivering his or her written resignation to the Corporation at its principal office or to the President or Secretary. Such resignation shall be effective upon receipt unless it is specified to be effective at some other time or upon the happening of some other event.

     2.9 Regular Meetings. Regular meetings of the Board of Directors may be held without notice at such time and place, either within or without the State of Delaware, as shall be determined from time to time by the Board of Directors; provided that any director who is absent when such a determination is made shall be given notice of the determination.

     2.10 Special Meetings. Special meetings of the Board of Directors may be held at any time and place, within or without the State of Delaware, designated in a call by the Chairman of the Board (if any), the President, two or more directors, or by one director in the event that there is only a single director in office.

     2.11 Notice of Special Meetings. Notice of any special meeting of directors shall be given to each director by the Secretary or by the officer or one of the directors calling the meeting. Notice shall be duly given to each director (i) by giving notice to such director in person or by telephone at least 48 hours in advance of the meeting, (ii) by sending a telegram or delivering written notice by facsimile transmission or by hand, to his or her last known business or home address at least 48 hours in advance of the meeting, or (iii) by mailing written notice to his or her last known business or home address at least 72 hours in advance of the meeting. A notice or waiver of notice of a meeting of the Board of Directors need not specify the purposes of the meeting.

     2.12 Meetings by Telephone Conference Calls. Directors or any members of any committee designated by the Board of Directors may participate in a meeting of the Board of Directors or such committee by means of


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conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation by such means shall be deemed to constitute presence in person at such meeting.


     2.13 Quorum. A majority of the total number of the whole Board of Directors shall constitute a quorum at all meetings of the Board of Directors. If one or more of the directors shall be disqualified to vote at any meeting, then the required quorum shall be reduced by one for each such director so disqualified; provided, however, that in no case shall less than one-third (1/3) of the total number of the whole Board of Directors constitute a quorum. In the absence of a quorum at any such meeting, a majority of the directors present may adjourn the meeting from time to time without further notice other than announcement at the meeting, until a quorum shall be present.


     2.14 Action at Meeting. At any meeting of the Board of Directors at which a quorum is present, the vote of a majority of those present shall be sufficient to take any action, unless a different vote is specified by law or the Corporation's certificate of incorporation or By-Laws.


     2.15 Action by Written Consent. Any action required or permitted to be taken at any meeting of the Board of Directors or of any committee of the Board of Directors may be taken without a meeting, if all members of the Board of Directors or committee, as the case may be, consent to such action in writing, and the written consents are filed with the minutes of proceedings of the Board of Directors or committee.


     2.16 Removal.Any one or more or all of the directors may be removed only for cause by the holders of at least eighty percent (80%) of the voting power of all of the then outstanding shares of the capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class.


     2.17 Committees. The Board of Directors may designate one or more committees, each committee to consist of one or more of the directors of the Corporation. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of such committee. In the absence or disqualification of a member of a committee, the member or members of such committee present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another member of the Board of Directors to act at such meeting in the place of any such absent or disqualified member. Any such committee, to the extent provided in the resolution of the Board of Directors and subject to the provisions of the General Corporation Law of the State of Delaware, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation and may authorize the seal of the Corporation to be affixed to all papers which may require it; but no such committee shall have the power or authority in reference to the following matters: (i) approving or adopting, or recommending to the stockholders, any action or matter expressly required by law to be submitted to stockholders for approval or (ii) adopting, amending or repealing the By-Laws of the Corporation or any of them. Each such committee shall keep minutes and make such reports as the Board of Directors may from time to time request. Except as the Board of Directors may otherwise determine or as provided herein, any committee may make rules for the conduct of its business, but unless otherwise provided by the directors or in such rules, its business shall be conducted as nearly as possible in the same manner as is provided in these By-Laws for the Board of Directors.


     2.18 Compensation of Directors. Directors may be paid such compensation for their services and such reimbursement for expenses of attendance at meetings as the Board of Directors may from time to time determine. No such payment shall preclude any director from serving the Corporation or any of its parent or subsidiary corporations in any other capacity and receiving compensation for such service.


                              ARTICLE 3--Officers


     3.1 Enumeration. The officers of the Corporation shall consist of a President, a Secretary, a Treasurer and such other officers with such other titles as the Board of Directors shall determine, including, but not limited to, a Chairman of the Board, a Vice-Chairman of the Board, and one or more Vice Presidents, Assistant Treasurers and Assistant Secretaries. The Board of Directors may appoint such other officers as it may deem appropriate.


     3.2 Election. The President, Treasurer and Secretary shall be elected annually by the Board of Directors. Other officers may be appointed by the Board of Directors at such meeting or at any other meeting.


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     3.3 Qualification. No officer need be a stockholder. Any two or more offices may be held by the same person.

     3.4 Tenure. Except as otherwise provided by law, by the Certificate of Incorporation or by these By-Laws, each officer shall hold office until his or her successor is elected and qualified, unless a different term is specified in the vote choosing or appointing such officer, or until his or her earlier death, resignation or removal.

     3.5 Resignation and Removal. Any officer may resign by delivering his or her written resignation to the Chairman of the Board (if any), to the Board of Directors at a meeting thereof, to the Corporation at its principal office or to the President or Secretary. Such resignation shall be effective upon receipt unless it is specified to be effective at some other time or upon the happening of some other event.

     Any officer may be removed at any time, with or without cause, by vote of a majority of the entire number of directors then in office.


     Except as the Board of Directors may otherwise determine, no officer who resigns or is removed shall have any right to any compensation as an officer for any period following his or her resignation or removal, or any right to damages on account of such removal, whether his or her compensation be by the month or by the year or otherwise, unless such compensation is expressly provided in a duly authorized written agreement with the Corporation.


     3.6 Vacancies. The Board of Directors may fill any vacancy occurring in any office for any reason and may, in its discretion, leave unfilled for such period as it may determine any offices other than those of President, Treasurer and Secretary. Each such successor shall hold office for the unexpired term of his predecessor and until his or her successor is elected and qualified, or until his or her earlier death, resignation or removal.


     3.7 Chairman of the Board and Vice-Chairman of the Board. The Chairman of the Board, if any, shall preside at all meetings of the Board of Directors and stockholders at which he or she is present and shall perform such duties and possess such powers as are designated by the Board of Directors. If the Board of Directors appoints a Vice-Chairman of the Board, he or she shall, in the absence or disability of the Chairman of the Board, perform the duties and exercise the powers of the Chairman of the Board and shall perform such other duties and possess such other powers as may from time to time be designated by the Board of Directors.


     3.8 President. The President shall, subject to the direction of the Board of Directors, have general charge and supervision of the business of the Corporation. Unless otherwise provided by the Board of Directors, the President shall preside at all meetings of the stockholders, and, if a director, at all meetings of the Board of Directors. Unless the Board of Directors has designated another officer as the Chief Executive Officer, the President shall be the chief executive officer of the Corporation. The President shall perform such other duties and shall have such other powers as the Board of Directors may from time to time prescribe. The President shall have the power to enter into contracts and otherwise bind the Corporation in matters arising in the ordinary course of the Corporation's business.


     3.9 Vice Presidents. Any Vice President shall perform such duties and possess such powers as the Board of Directors or the President may from time to time prescribe. In the event of the absence, inability or refusal to act of the President, the Vice President (or if there shall be more than one, the Vice Presidents in the order determined by the Board of Directors) shall perform the duties of the President and, when so performing, shall have all the powers of and be subject to all the restrictions upon the President. The Board of Directors may assign to any Vice President the title of Executive Vice President, Senior Vice President or any other title selected by the Board of Directors. Unless otherwise determined by the Board of Directors, any Vice President shall have the power to enter into contracts and otherwise bind the Corporation in matters arising in the ordinary course of the Corporation's business.


     3.10 Secretary and Assistant Secretaries. The Secretary shall perform such duties and shall have such powers as the Board of Directors or the President may from time to time prescribe. In addition, the Secretary shall perform such duties and have such powers as are incident to the office of secretary, including without limitation the duty and power to give notices of all meetings of stockholders and special meetings of the Board of Directors, to attend all meetings of stockholders and the Board of Directors and keep a record of the proceedings, to maintain a stock ledger and prepare lists of stockholders and their addresses as required, to be custodian of corporate records and the corporate seal and to affix and attest to the same on documents.


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     Any Assistant Secretary shall perform such duties and possess such powers as the Board of Directors, the President or the Secretary may from time to time prescribe. In the event of the absence, inability or refusal to act of the Secretary, the Assistant Secretary (or if there shall be more than one, the Assistant Secretaries in the order determined by the Board of Directors) shall perform the duties and exercise the powers of the Secretary.

     In the absence of the Secretary or any Assistant Secretary at any meeting of stockholders or directors, the person presiding at the meeting shall designate a temporary secretary to keep a record of the meeting.

     3.11 Treasurer and Assistant Treasurers. The Treasurer shall perform such duties and shall have such powers as the Board of Directors or the President may from time to time prescribe. In addition, the Treasurer shall perform such duties and have such powers as are incident to the office of treasurer, including without limitation the duty and power to keep and be responsible for all funds and securities of the Corporation, to deposit funds of the Corporation in depositories selected in accordance with these By-Laws, to disburse such funds as ordered by the Board of Directors, to make proper accounts for such funds, and to render as required by the Board of Directors statements of all such transactions and of the financial condition of the Corporation.

     The Assistant Treasurers shall perform such duties and possess such powers as the Board of Directors, the President or the Treasurer may from time to time prescribe. In the event of the absence, inability or refusal to act of the Treasurer, the Assistant Treasurer (or if there shall be more than one, the Assistant Treasurers in the order determined by the Board of Directors) shall perform the duties and exercise the powers of the Treasurer.

     3.12 Salaries. Officers of the Corporation shall be entitled to such salaries, compensation or reimbursement as shall be fixed or allowed from time to time by the Board of Directors.

     3.13 Action with Respect to Securities of Other Corporations. Unless otherwise directed by the Board of Directors, the President or any officer of the Corporation authorized by the President shall have power to vote and otherwise act on behalf of the Corporation, in person or by proxy, at any meeting of stockholders of or with respect to any action of stockholders of any other corporation in which the Corporation may hold securities and otherwise to exercise any and all rights and powers which this Corporation may possess by reason of its ownership of securities in such other corporation.


                           ARTICLE 4--Capital Stock

     4.1 Issuance of Stock. Unless otherwise voted by the stockholders and subject to the provisions of the Certificate of Incorporation, the whole or any part of any unissued balance of the authorized capital stock of the Corporation or the whole or any part of any issued, authorized capital stock of the Corporation held in its treasury may be issued, sold, transferred or otherwise disposed of by vote of the Board of Directors in such manner, for such consideration and on such terms as the Board of Directors may determine.

     4.2 Certificates of Stock. Every holder of stock of the Corporation shall be entitled to have a certificate, in such form as may be prescribed by law and by the Board of Directors, certifying the number and class of shares owned by such stockholder in the Corporation. Each such certificate shall be signed by, or in the name of the Corporation by, the Chairman or Vice-Chairman, if any, of the Board of Directors, or the President or a Vice President, and the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary of the Corporation. Any or all of the signatures on such certificate may be a facsimile.

     Each certificate for shares of stock which are subject to any restriction on transfer pursuant to the Certificate of Incorporation, the By-Laws, applicable securities laws or any agreement among any number of shareholders or among such holders and the Corporation shall have conspicuously noted on the face or back of such certificate either the full text of such restriction or a statement of the existence of such restriction.

     4.3 Transfers. Except as otherwise established by rules and regulations adopted by the Board of Directors, and subject to applicable law, shares of stock may be transferred on the books of the Corporation by the surrender to the Corporation or its transfer agent of the certificate representing such shares, properly endorsed or accompanied by a written assignment or power of attorney properly executed, and with such proof of authority or the authenticity of signature as the Corporation or its transfer agent may reasonably require. Except as may be otherwise required by law, by the Certificate of Incorporation or by these By-Laws, the Corporation shall be entitled to treat the record holder of stock as shown on its books as the owner of such stock for all purposes, including the payment of dividends and the right to vote with respect to such stock, regardless of any transfer, pledge or other disposition of such stock,


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until the shares have been transferred on the books of the Corporation in accordance with the requirements of these By-Laws.

     4.4 Lost, Stolen or Destroyed Certificates. The Corporation may issue a new certificate of stock in place of any previously issued certificate alleged to have been lost, stolen, or destroyed, upon such terms and conditions as the President may prescribe, including the presentation of reasonable evidence of such loss, theft or destruction and the giving of such indemnity as the President may require for the protection of the Corporation or any transfer agent or registrar.

     4.5 Record Date. The Board of Directors may fix in advance a date as a record date for the determination of the stockholders entitled to notice of or to vote at any meeting of stockholders or to express consent (or dissent) to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action. Such record date shall not be more than 60 nor less than 10 days before the date of such meeting, nor more than 60 days prior to any other action to which such record date relates.

     If no record date is fixed, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day before the day on which notice is given, or, if notice is waived, at the close of business on the day before the day on which the meeting is held. The record date for determining stockholders entitled to express consent to corporate action in writing without a meeting, when no prior action by the Board of Directors is necessary, shall be the day on which the first written consent is expressed. The record date for determining stockholders for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating to such purpose.


     A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.


                          ARTICLE 5--Indemnification

     5.1 Actions other than by or in the Right of the Corporation. The corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceedings, had no reasonable cause to believe his conduct was unlawful; provided, however, that the foregoing shall not require the Corporation to indemnify any person in connection with any action, suit, proceeding, claim or counterclaim initiated by or on behalf of such person. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

     5.2 Actions by or in the Right of the Corporation. The corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable unless and only to the extent that the Court of Chancery of the State of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery of the State of Delaware or such other court shall deem proper. Nothing in this Section 5.2 shall require the Corporation to indemnify any person in connection with any action or suit initiated by or on behalf of such person.

     5.3 Success on the Merits. To the extent that any person described in
Section 5.1 or 5.2 herein has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in said Sections, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

     5.4 Specific Authorization. Any indemnification under Section 5.1 or 5.2 herein (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of any person described in said Sections is proper in the circumstances because he has met the applicable standard of conduct set forth in said Sections. Such determination shall be made (1) by the Board of Directors by a majority vote of Directors who were not parties to such action, suit or proceeding (even though less than a quorum), or (2) if there are no disinterested Directors or if a majority of disinterested Directors so directs, by independent legal counsel (who may be regular legal counsel to the corporation) in a written opinion, or
(3) by the stockholders of the corporation.

     5.5 Advance Payment. Expenses incurred in defending a pending or threatened civil or criminal action, suit or proceeding may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of any person described in said Section to repay such amount if it shall ultimately be determined that he or she is not entitled to indemnification by the Corporation as authorized herein.

     5.6 Non-Exclusivity. The indemnification and advancement of expenses provided by, or granted pursuant to, the other Sections of this Article 5 shall not be deemed exclusive of any other rights to which those provided indemnification or advancement of expenses may be entitled under any By-Law, agreement, vote of stockholders or disinterested Directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office.

     5.7 Insurance. The Board of Directors may authorize, by a vote of the majority of the full board, the Corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability.

     5.8 Continuation of Indemnification and Advancement of Expenses. The indemnification and advancement of expenses provided by, or granted pursuant to, this Article 5 shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

     5.9 Severability. If any word, clause or provision of this Article 5 or any award made hereunder shall for any reason be determined to be invalid, the provisions hereof shall not otherwise be affected thereby but shall remain in full force and effect.

     5.10 Intent of Article. The intent of this Article 5 is to provide for indemnification and advancement of expenses to the fullest extent permitted by
Section 145 of the General Corporation Law of Delaware. To the extent that such Section or any successor section may be amended or supplemented from time to time, this Article 5 shall be amended automatically and construed so as to permit indemnification and advancement of expenses to the fullest extent from time to time permitted by law.

                         ARTICLE 6--General Provisions

     6.1 Fiscal Year. The fiscal year of the Corporation shall end on September 30 of each year or such other date as may be fixed by resolution of the Board of Directors.

     6.2 Corporate Seal. The corporate seal shall be in such form as shall be approved by the Board of Directors.

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

     6.3 Notices. Except as otherwise specifically provided herein or required by law or the Certificate of Incorporation, all notices required to be given to any stockholder, director or officer of the Corporation shall be in writing and may in every instance be effectively given by hand delivery to the recipient thereof, by depositing such notice in the mails, postage paid, or by sending such notice by prepaid telegram or facsimile transmission. Any such notice shall be addressed to such stockholder, director or officer at his or her last known address as the same appears on the books of the Corporation. The time when such notice is received shall be deemed to be the time of the giving of the notice.

     6.4 Waiver of Notice. Whenever any notice whatsoever is required to be given by law, by the Certificate of Incorporation or by these By-Laws, a waiver of such notice either in writing signed by the person entitled to such notice or such person's duly authorized attorney, or by telegraph, facsimile transmission or any other available method, whether before, at or after the time stated in such waiver, or the appearance of such person or persons at such meeting in person or by proxy, shall be deemed equivalent to such notice.

     6.5 Evidence of Authority. A certificate by the Secretary, or an Assistant Secretary, or a temporary Secretary, as to any action taken by the stockholders, directors, a committee or any officer or representative of the Corporation shall, as to all persons who rely on the certificate in good faith, be conclusive evidence of such action.

     6.6 Facsimile Signatures. In addition to the provisions for use of facsimile signatures elsewhere specifically authorized in these By-Laws, facsimile signatures of any officer or officers of the Corporation may be used whenever and as authorized by the Board of Directors or a committee thereof.

     6.7 Reliance upon Books, Reports and Records. Each director and each member of any committee designated by the Board of Directors shall, in the performance of his or her duties, be fully protected in relying in good faith upon the records of the Corporation and upon such information, opinions, reports or statements presented to the Corporation by any of its officers or employees or committees of the Board of Directors, or by any other person as to matters which such director or committee member reasonably believes are within such other person's professional or expert competence and who has been selected with reasonable care by or on behalf of the Corporation.

     6.8 Time Periods. In applying any provision of these By-Laws that requires that an act be done or not be done a specified number of days prior to an event or that an act be done during a period of a specified number of days prior to an event, calendar days shall be used, the day of the doing of the act shall be excluded, and the day of the event shall be included.

     6.9 Certificate of Incorporation. All references in these By-Laws to the Certificate of Incorporation shall be deemed to refer to the Certificate of Incorporation of the Corporation, as amended and in effect from time to time.

     6.10 Transactions with Interested Parties. No contract or transaction between the Corporation and one or more of the directors or officers, or between the Corporation and any other corporation, partnership, association, or other organization in which one or more of the directors or officers are directors or officers, or have a financial interest, shall be void or voidable solely for this reason, or solely because such director or officer is present at or participates in the meeting of the Board of Directors or a committee of the Board of Directors which authorizes the contract or transaction or solely because his, her or their votes are counted for such purpose, if:

     (1) The material facts as to his or her relationship or interest and as to the contract or transaction are disclosed or are known to the Board of Directors or the committee, and the Board or committee in good faith authorizes the contract or transaction by the affirmative vote of a majority of the disinterested directors, even though the disinterested directors be less than a quorum;

     (2) The material facts as to his or her relationship or interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the stockholders; or

     (3) The contract or transaction is fair as to the Corporation as of the time it is authorized, approved or ratified, by the Board of Directors, a committee of the Board of Directors, or the stockholders.

     Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee which authorizes the contract or transaction.

     6.11 Severability. Any determination that any provision of these By-Laws is for any reason inapplicable, illegal or ineffective shall not affect or invalidate any other provision of these By-Laws.

     6.12 Pronouns. All pronouns used in these By-Laws shall be deemed to refer to the masculine, feminine or neuter, singular or plural, as the identity of the persons or persons so designated may require.


                             ARTICLE 7--Amendments

     7.1 By the Board of Directors. Except as is otherwise set forth in these By-Laws, these By-Laws may be altered, amended or repealed, or new by-laws may be adopted, by the affirmative vote of a majority of the directors present at any regular or special meeting of the Board of Directors at which a quorum is present.

     7.2 By the Stockholders. These By-Laws may be altered, amended or repealed or new by-laws may be adopted by the affirmative vote of a majority of the shares of the capital stock of the Corporation issued and outstanding and entitled to vote at any regular meeting of stockholders, or at any special meeting of stockholders, provided notice of such alteration, amendment, repeal or adoption of new by-laws shall have been stated in the notice of such special meeting.

                                     * * *


                                      C-10